Exhibit 99.1
Universal Reports Second Quarter 2026 Results

•Diluted GAAP earnings per common share (EPS) of $2.04; diluted adjusted* EPS of $1.84
•Annualized return on average common equity (“ROCE”) of 38.8%, annualized adjusted* ROCE of 33.2%
•Direct premiums written of $621.3 million, up 4.1% from the prior year quarter
•Book value per share of $22.89, up 39.7% year-over-year; adjusted book value per share* of $24.17, up 35.4% year-over-year
*Reconciliations of non-GAAP to GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 23, 2026 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported second quarter 2026 results.
“In the quarter, we delivered a very strong 38.8% annualized return on common equity, driven by solid underwriting and revenue performance,” said Stephen J. Donaghy, Chief Executive Officer. “Notably, the net loss ratio improved by 7.5 points year-over-year, driven by favorable claims and litigation trends that we expect to benefit non-catastrophe margins throughout the year. Strong retention and new business generation resulted in 4.1% direct premiums written growth, including growth in Florida and across our multi-state footprint.”
“The favorable claims and litigation trends in our results are a direct product of Florida’s legislative reforms. Thanks to the efforts of the Governor, the Legislature, and the OIR, the Florida homeowners insurance market has stabilized and now operates much more like the rest of the country. Our litigation inventory is back down to levels that preceded Florida’s litigation crisis, and the impact of pre-reform claims practices is behind us. As a result, we believe our aggregate reserves provide a meaningful margin above expected ultimate losses. Combined with more favorable reinsurance rates and our ability to write rate-adequate premium through our robust organic new business pipeline, we believe we are well positioned to deliver sustained profitable growth.”

Summary Financial Results

($ in thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change		2026	2025	Change
GAAP comparison
Total revenues	$427,033	$400,141	6.7%		$820,598	$795,008	3.2%
Operating income	$81,610	$47,994	70.0%		$154,897	$105,062	47.4%
Operating income margin	19.1%	12.0%	7.1	pts	18.9%	13.2%	5.7	pts

Net income available to common stockholders	$59,186	$35,091	68.7%		$113,474	$76,527	48.3%
Diluted earnings per common share	$2.04	$1.21	68.6%		$3.93	$2.64	48.9%

Annualized ROCE	38.8%	31.9%	6.9	pts	38.2%	36.8%	1.4	pts
Book value per share, end of period	$22.89	$16.39	39.7%		$22.89	$16.39	39.7%

Non-GAAP comparison[1]
Core revenue	$419,376	$400,922	4.6%		$817,538	$795,793	2.7%
Adjusted operating income	$73,953	$48,775	51.6%		$151,837	$105,847	43.4%
Adjusted operating income margin	17.6%	12.2%	5.4	pts	18.6%	13.3%	5.3	pts

Adjusted net income available to common stockholders	$53,413	$35,680	49.7%		$111,167	$77,119	44.1%
Adjusted diluted earnings per common share	$1.84	$1.23	49.6%		$3.85	$2.66	44.7%

Annualized adjusted ROCE	33.2%	29.4%	3.8	pts	35.6%	33.0%	2.6	pts
Adjusted book value per share, end of period	$24.17	$17.85	35.4%		$24.17	$17.85	35.4%

Underwriting Summary
Premiums:
Premiums in force	$2,204,705	$2,114,219	4.3%		$2,204,705	$2,114,219	4.3%
Policies in force	934,371	872,343	7.1%		934,371	872,343	7.1%

Direct premiums written	$621,314	$596,720	4.1%		$1,127,861	$1,063,798	6.0%
Direct premiums earned	$544,806	$523,425	4.1%		$1,076,227	$1,036,682	3.8%
Ceded premiums earned	$(167,533)	$(163,232)	2.6%		$(342,052)	$(320,768)	6.6%
Ceded premium ratio	30.8%	31.2%	(0.4)	pts	31.8%	30.9%	0.9	pts
Net premiums earned	$377,273	$360,193	4.7%		$734,175	$715,914	2.6%

Net ratios:
Loss ratio	64.8%	72.3%	(7.5)	pts	64.4%	71.4%	(7.0)	pts
Expense ratio	26.8%	25.5%	1.3	pts	26.3%	25.0%	1.3	pts
Combined ratio	91.6%	97.8%	(6.2)	pts	90.7%	96.4%	(5.7)	pts
[1] Reconciliation of non-GAAP to GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $59.2 million, compared to net income of $35.1 million in the prior year quarter, and adjusted net income available to common stockholders was $53.4 million, compared to adjusted net income of $35.7 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from a lower net loss ratio and higher net premiums earned and net investment income.

Revenues
Revenue was $427.0 million, up 6.7% from the prior year quarter and core revenue was $419.4 million, up 4.6% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income.

Direct premiums written were $621.3 million, up 4.1% from the prior year quarter. The increase stems from 0.8% growth in Florida and 14.4% growth in other states. Overall growth mostly reflects higher policies in force across our multi-state footprint.

Direct premiums earned were $544.8 million, up 4.1% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 30.8%, down from 31.2%, in the prior year quarter. The decrease primarily reflects Universal’s new reinsurance program, which incepted on June 1, 2026.

Net premiums earned were $377.3 million, up 4.7% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $20.2 million, up from $17.3 million in the prior year quarter. The increase stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $21.9 million, down 6.7% from the prior year quarter. The decrease primarily reflects commissions earned on reinstatements in the prior year quarter.

Margins
The operating income margin was 19.1%, compared to an operating income margin of 12.0% in the prior year quarter. The adjusted operating income margin was 17.6%, compared to an adjusted operating income margin of 12.2% in the prior year quarter. The higher adjusted operating income margin primarily stems from a lower net loss ratio.

The net loss ratio was 64.8%, down 7.5 points compared to the prior year quarter. The decrease reflects better current accident year results.

The net expense ratio was 26.8%, up 1.3 points from 25.5% in the prior year quarter. The increase was primarily driven by higher policy acquisition costs associated with growth outside Florida, partly offset by a lower ceded premium ratio.

The net combined ratio was 91.6%, down 6.2 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, partly offset by a higher net expense ratio, as described above.

Capital Deployment
During the second quarter, the Company repurchased approximately 122 thousand shares at an aggregate cost of $4.5 million. The Company’s current share repurchase authorization program has approximately $8.6 million remaining.

On July 8, 2026, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 7, 2026, to shareholders of record as of the close of business on July 31, 2026.

Conference Call and Webcast
•Friday, July 24, 2026 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register-conf.media-server.com/register/BIdc4bc2764e6b4f8884cc9b237d9a34ab. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income (loss) available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs, other business developments, projections, and estimates, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:
•we may face significant losses, and our financial results may vary from period to period, due to exposure to catastrophic events and severe weather conditions, the frequency and severity of which could be affected by climate change;
•if we fail to adequately price the risks we underwrite and/or the estimates we make, or if emerging trends outpace our ability to adjust prices timely, or if we lose desirable exposures to competitors by overpricing our risks, we may experience underwriting losses depleting surplus at our risk-bearing insurance subsidiaries and capital at the holding company;
•unanticipated increases in the severity or frequency of claims adversely affect our profitability and financial condition;
•the failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” and “Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS:
Invested Assets
Fixed maturities, at fair value, net	$1,506,146	$1,431,028
Equity securities, at fair value	111,829	85,420
Other investments, at fair value	11,155	10,693
Investment real estate, net	5,367	5,463
Total invested assets	1,634,497	1,532,604
Cash and cash equivalents	532,160	408,868
Restricted cash and cash equivalents	68,635	68,970
Prepaid reinsurance premiums	562,104	291,031
Reinsurance recoverables	176,889	232,918
Premiums receivable, net	85,537	75,721
Property and equipment, net	48,640	49,349
Deferred policy acquisition costs	135,222	128,564
Income taxes recoverable	16,407	—
Deferred income tax asset, net	14,238	27,658
Goodwill	2,319	2,319
Other assets	29,516	21,693
TOTAL ASSETS	$3,306,164	$2,839,695

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$633,613	$680,712
Unearned premiums	1,143,593	1,091,959
Advance premium	84,860	61,847
Income taxes payable	—	28,554
Reinsurance payable, net	627,776	257,242
Commission payable	33,379	26,307
Debt, net of issuance costs	97,852	100,481
Other liabilities and accrued expenses	47,936	41,558
Total liabilities	2,669,009	2,288,660
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock[2]	—	—
Common stock[3]	483	482
Treasury shares, at cost - 20,558 and 20,226, respectively	(316,751)	(305,064)
Additional paid-in capital	127,300	124,319
Accumulated other comprehensive income (loss), net of taxes	(35,520)	(26,151)
Retained earnings	861,643	757,449
Total stockholders' equity	637,155	551,035
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,306,164	$2,839,695

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; 10 issued and 10 outstanding; Minimum liquidation preference - $9.99 and $9.99 per share.
[3] Common stock ($0.01 par value): Authorized - 55,000 shares; 48,388 and 48,234 issued; 27,830 and 28,008 outstanding, respectively.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
REVENUES
Net premiums earned	$377,273	$360,193	$734,175	$715,914
Net investment income	20,213	17,258	39,700	33,318
Net realized gains (losses) on investments	1,257	5,280	1,991	5,266
Net change in unrealized gains (losses) on investments	6,400	(6,061)	1,069	(6,051)
Commission revenue	13,780	15,854	28,511	32,129
Policy fees	6,039	5,603	11,021	10,096
Other revenue	2,071	2,014	4,131	4,336
Total revenues	427,033	400,141	820,598	795,008

EXPENSES
Losses and loss adjustment expenses	244,562	260,305	472,658	510,860
Policy acquisition costs	68,067	61,878	132,540	122,452
Other operating costs and expenses	32,794	29,964	60,503	56,634
Total operating costs and expenses	345,423	352,147	665,701	689,946
Interest and amortization of debt issuance costs	1,995	1,608	3,590	3,220
Income before income tax expense	79,615	46,386	151,307	101,842
Income tax expense	20,427	11,293	37,828	25,310
NET INCOME	$59,188	$35,093	$113,479	$76,532

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Weighted average common shares outstanding - basic	27,618	27,972	27,588	28,066
Weighted average common shares outstanding - diluted	29,043	29,072	28,901	28,977
Shares outstanding, end of period	27,830	27,927	27,830	27,927
Basic earnings per common share	$2.14	$1.25	$4.11	$2.73
Diluted earnings per common share	$2.04	$1.21	$3.93	$2.64
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$22.89	$16.39	$22.89	$16.39
Annualized return on average common equity (ROCE)	38.8%	31.9%	38.2%	36.8%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Premiums
Direct premiums written - Florida	$453,169	$449,715	$814,110	$793,759
Direct premiums written - Other States	168,145	147,005	313,751	270,039
Direct premiums written - Total	$621,314	$596,720	$1,127,861	$1,063,798
Direct premiums earned	$544,806	$523,425	$1,076,227	$1,036,682
Net premiums earned	$377,273	$360,193	$734,175	$715,914

Underwriting Ratios - Net
Loss ratio	64.8%	72.3%	64.4%	71.4%
Expense ratio	26.8%	25.5%	26.3%	25.0%
Policy acquisition cost ratio	18.1%	17.2%	18.1%	17.1%
Other operating costs and expenses ratio	8.7%	8.3%	8.2%	7.9%
Combined ratio	91.6%	97.8%	90.7%	96.4%

	As of
	June 30,
	2026	2025
Policies in force
Florida	590,893	559,171
Other States	343,478	313,172
Total	934,371	872,343

Premiums in force
Florida	$1,574,707	$1,581,628
Other States	629,998	532,591
Total	$2,204,705	$2,114,219

Total Insured Value
Florida	$195,906,480	$184,748,208
Other States	220,117,758	191,679,346
Total	$416,024,238	$376,427,554

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP revenue	$427,033	$400,141	$820,598	$795,008
less: Net realized gains (losses) on investments	1,257	5,280	1,991	5,266
less: Net change in unrealized gains (losses) on investments	6,400	(6,061)	1,069	(6,051)
Core revenue	$419,376	$400,922	$817,538	$795,793

GAAP operating income to adjusted operating income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP income before income tax expense	$79,615	$46,386	$151,307	$101,842
add: Interest and amortization of debt issuance costs	1,995	1,608	3,590	3,220
GAAP operating income	81,610	47,994	154,897	105,062
less: Net realized gains (losses) on investments	1,257	5,280	1,991	5,266
less: Net change in unrealized gains (losses) on investments	6,400	(6,061)	1,069	(6,051)
Adjusted operating income	$73,953	$48,775	$151,837	$105,847

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP operating income (a)	$81,610	$47,994	$154,897	$105,062
GAAP revenue (b)	427,033	400,141	820,598	795,008
GAAP operating income margin (a÷b)	19.1%	12.0%	18.9%	13.2%
Adjusted operating income (c)	73,953	48,775	151,837	105,847
Core revenue (d)	419,376	400,922	817,538	795,793
Adjusted operating income margin (c÷d)	17.6%	12.2%	18.6%	13.3%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP NI	$59,188	$35,093	$113,479	$76,532
less: Preferred dividends	2	2	5	5
GAAP NI available to common stockholders (e)	59,186	35,091	113,474	76,527
less: Net realized gains (losses) on investments	1,257	5,280	1,991	5,266
less: Net change in unrealized gains (losses) on investments	6,400	(6,061)	1,069	(6,051)
add: Income tax effect on above adjustments	1,884	(192)	753	(193)
Adjusted NI available to common stockholders (f)	$53,413	$35,680	$111,167	$77,119

Weighted average diluted common shares outstanding (g)	29,043	29,072	28,901	28,977
Diluted earnings per common share (e÷g)	$2.04	$1.21	$3.93	$2.64
Diluted adjusted earnings per common share (f÷g)	$1.84	$1.23	$3.85	$2.66

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	June 30,		December 31,
	2026	2025	2025
GAAP stockholders’ equity	$637,155	$457,808	$551,035
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	637,055	457,708	550,935
less: Accumulated other comprehensive income (loss), net of taxes	(35,520)	(40,782)	(26,151)
Adjusted common stockholders’ equity (i)	$672,575	$498,490	$577,086

Common shares outstanding (j)	27,830	27,927	28,008
Book value per common share (h÷j)	$22.89	$16.39	$19.67
Adjusted book value per common share (i÷j)	$24.17	$17.85	$20.60

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2026	2025	2026	2025	2025
Actual or Annualized NI available to common stockholders (k)	$236,744	$140,364	$226,948	$153,054	$182,941
Average common stockholders’ equity (l)	610,850	439,998	593,995	415,429	462,043
Actual or Annualized ROCE (k÷l)	38.8%	31.9%	38.2%	36.8%	39.6%
Annualized adjusted NI available to common stockholders (m)	$213,652	$142,720	$222,334	$154,238	$179,532

Adjusted average common stockholders’ equity[4] (n)	642,981	486,219	623,677	467,699	504,997
Actual or Annualized Adjusted ROCE (m÷n)	33.2%	29.4%	35.6%	33.0%	35.6%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.